Exhibit 21.1

List of Subsidiaries

First Base Investment Limited (incorporated in Hong Kong)

KeyCorp Limited (incorporated in Hong Kong)

Sky Trillion Limited (incorporated in the British Virgin Islands)

King Venture Limited (incorporated in Hong Kong)

Tech Sino Limited (incorporated in Hong Kong)

Asiatech Holdings Limited (incorporated in Hong Kong)

Rich Wind Energy Two Corp. (incorporated in the British Virgin Islands)

Wiser Tyson Investment Corp. Limited (incorporated in Hong Kong)

Guangdong Mingyang Wind Power Industry Group Co., Ltd. (incorporated in the PRC)

Jilin Mingyang Datong Wind Power Technology Co., Ltd. (incorporated in the PRC)

Jiangsu Mingyang Wind Power Technology Co., Ltd. (incorporated in the PRC)

Tianjin Jinneng Mingyang Wind Power Technology Co., Ltd. (incorporated in the PRC)

Tianjin Mingyang Wind Power Equipment Co., Ltd. (incorporated in the PRC)

Tianjin Mingyang Wind Power Blade Technology Co., Ltd. (incorporated in the PRC)

Zhongshan Mingyang Wind Power Blade Technology Co., Ltd. (incorporated in the PRC)

Zhongshan Mingyang Wind Power Equipment Co., Ltd. (incorporated in the PRC)

Ming Yang Wind Power European R&D Center Aps (incorporated in Denmark)